SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 9, 2003

(Date of earliest event reported)

MK GOLD COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23042 (Commission File No.)	82-0487047 (I.R.S. Employer Identification No.)

60 East South Temple, Suite 2100

Salt Lake City, Utah 84111

(801) 297-6900

(Address of principal executive offices and telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On May 9, 2003, MK Gold Company (the “Company”) announced that the Ministry of Economy for Spain had granted and Cobre Las Cruces, S.A. (“CLC”), a wholly owned subsidiary of the Company, had accepted a Regional Incentives Subsidy of 36.9 million euros (approximately U.S.$40.5 million at an exchange rate of .91 euros per dollar) for the development of the Las Cruces Copper Project (the “Project”). Receipt of the subsidy, which was previously authorized by the European Union, is subject to several conditions, including job creation, minimum equity requirements for CLC, and qualifying capital expenditures of 264 million euros (approximately U.S.$290 million) for engineering, plant, land and equipment. In order to receive the subsidies, at least 25% of the qualifying capital expenditures must be incurred by March 27, 2004 and the full amount of the qualifying capital expenditures must be incurred by March 27, 2006. The press release announcing the granting of the subsidy is filed with this report as Exhibit 99 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99	Press release dated May 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MK GOLD COMPANY

/s/ JOHN C. FARMER
John C. Farmer
Chief Financial Officer and Secretary

Date: May 13, 2003

INDEX TO EXHIBITS

Exhibits

99	Press release dated May 9, 2003.